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METTLER-TOLEDO INTERNATIONAL INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mettler-Toledo International Inc.

Im Langacher
CH-8606 Greifensee
Switzerland

March 15, 2004

Dear Fellow Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on Thursday, May 6, 2004, at 10:00 a.m. at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004.

      The Secretary’s notice of the meeting and the proxy statement which appear on the following pages describe the matters to be acted upon at the meeting.

      We hope you will be able to attend the meeting. In any event, please sign and return your proxy as soon as possible so that your vote will be counted. You may also vote by telephone or over the Internet by following the instructions on your proxy card.

Sincerely yours,

Robert F. Spoerry
Chairman of the Board

ii

Mettler-Toledo International Inc.

Notice of Annual Meeting of Shareholders

Time:	10:00 a.m. on Thursday, May 6, 2004

Place:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, 29th Floor New York, NY 10004

Items of Business:	1. To elect eight Directors

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors

3. To approve the adoption of the 2004 Equity Incentive Plan

4. To transact any other business properly brought before the meeting

Who Can Vote:	You can vote if you were a shareholder of record on March 8, 2004

Annual Report:	A copy of our 2003 Annual Report is enclosed

Date of Mailing:	On or about March 31, 2004

By Order of the Board of Directors

James T. Bellerjeau
Secretary

      Whether or not you plan to attend this annual meeting, please complete the enclosed proxy card and promptly return it in the accompanying envelope. You may also vote by telephone or over the Internet by following the instructions on your proxy card.

iii

ABOUT THE MEETING

Who is entitled to vote?

      Each share of common stock is entitled to vote. You may vote if you owned shares as of the close of business on the record date, March 8, 2004. As of this date, we had 44,497,811 shares of common stock outstanding.

How many votes must be present to hold the meeting?

      Your shares are counted as present at the meeting if you attend the meeting and vote in person, or if you vote by telephone or Internet, or if you properly return a proxy card by mail. In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present.

How do I vote before the meeting? Can I vote at the meeting?

      You can vote by mail by completing, signing and returning the enclosed proxy card. You may also vote by telephone or over the Internet by following the instructions on your proxy card. You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

Can I change my mind after I vote?

      You may revoke your proxy at any time before the polls close at the meeting. However, you may only do this by signing another proxy with a later date, completing a written notice of revocation and returning it to the address on the proxy card before the meeting, or voting in person at the meeting.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Mellon Investor Services and may be reached by phone at +1 (800) 526-0801 and on the web at www.melloninvestor.com.

How can I attend the meeting?

      The annual meeting is open to all holders of our common stock. It is being held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, 29th Floor, New York, New York 10004. We will answer shareholders’ questions of general interest at the end of the meeting.

Will my shares be voted if I do not provide my proxy or do not provide voting instructions?

      If your shares are held in the name of a brokerage firm and you have not provided your broker with voting instructions, the brokerage firm may vote your shares under certain circumstances. New York Stock Exchange rules allow brokers to vote your shares without your instructions only on routine matters, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, such as those that change the rights of your shares, the brokerage firm may not vote your shares unless they receive voting instructions from you. These are referred to as “broker non-votes”.

      If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or vote the shares yourself. Proxies that are signed and returned but do not contain instructions will be voted “FOR” the items of business described in the proxy.

ABOUT THE MEETING

How many votes are needed to elect directors and transact other business?

      Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election is required for the election of directors and to transact other business.

How many votes are needed to ratify the appointment of PricewaterhouseCoopers?

      The proposal must receive the “for” vote of a majority of our outstanding shares of common stock as of the record date. A properly executed proxy card marked “abstain” with respect to this proposal will not be voted. Accordingly, abstentions will have the effect of a vote “against” this proposal.

      For purposes of determining whether the affirmative vote of a majority of the votes cast at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Can my shares be voted on matters other than those described in this proxy?

      Yes. However, we have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders.

Are dissenters’ rights applicable to any of the proposals?

      No. Dissenters’ rights do not apply to any of the proposals.

PROPOSAL ONE:

ELECTION OF DIRECTORS

What is the makeup of the Board? How long will this year’s nominees serve?

      Our by-laws provide for eight Directors. In the event that a nominee is unable to serve, the person designated as proxyholder for the company will vote for the remaining nominees and for such other person as the Board of Directors may nominate.

      Each nominee will hold office until next year’s annual meeting of shareholders and until their successors have been duly elected and qualified. All nominees are currently Directors. This year’s nominees are as follows.

      Robert F. Spoerry is 48 years old and has been a Director since October 1996. Mr. Spoerry has been President and Chief Executive Officer of the Company since 1993. He served as Head of Industrial and Retail (Europe) of the Company from 1987 to 1993. Mr. Spoerry has been Chairman of the Board of Directors since May 1998.

      Philip Caldwell is 84 years old and has been a Director since October 1996. Prior to May 1998, Mr. Caldwell served as Chairman of the Board of Directors. Mr. Caldwell spent 32 years at Ford Motor Company, where he served as Chairman of the Board of Directors and Chief Executive Officer from 1979 to 1985 and a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Bros. Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc., from 1985 to February 1998. Mr. Caldwell is also a Director of the Mexico Fund, Russell Reynolds Associates, Inc. and Waters Corporation.

      John T. Dickson is 58 years old and has been a Director since March 2000. Mr. Dickson is Chief Executive Officer and President of Agere Systems Inc., the former Microelectronics Group of Lucent, a position he has held since March 2001. Mr. Dickson joined the Microelectronics and Communications Technologies Group of Lucent Technologies in 1993. He served as Chief Executive Officer of the Microelectronics Group since January 1998 and Executive Vice President of Lucent Technologies since 1999. Mr. Dickson is also a Director of the Semiconductor Industry Association and a member of the Board of Trustees of Lehigh Valley Health Network.

      Philip H. Geier is 69 years old and has been a Director since July 2001. Mr. Geier was Chairman of the Board and Chief Executive Officer of the Interpublic Group of Companies, Inc. from 1980 to 2000 and was a Director of Interpublic since 1975. Mr. Geier is a Director of AEA Investors LLC, Alcon, Inc., Fiduciary Trust Co. International, Foot Locker, Inc. and Intermedia Advertising Group.

      John D. Macomber is 76 years old and has been a Director since October 1996. He has been a principal of JDM Investment Group since 1992. He was Chairman and President of the Export-Import Bank of the United States (an agency of the U.S. Government) from 1989 to 1992. From 1973 to 1986 Mr. Macomber was Chairman and Chief Executive Officer of Celanese Corporation. Prior to that, Mr. Macomber was a Senior Partner of McKinsey & Company. Mr. Macomber is also a Director of AEA Investors LLC, Lehman Brothers Holdings Inc., Mirror Worlds Technology, Sovereign Specialty Chemicals, Inc. and Textron Inc.

      Hans Ulrich Maerki is 57 years old and has been a Director since September 2002. Mr. Maerki has been the General Manager of IBM Europe/ Middle East/Africa since July 2003. He is also a member of the World Wide Management Council of IBM Corporation. From August 2001 to July 2003, Mr. Maerki was Chairman of IBM Europe/Middle East/Africa and from 1996 to July 2001, Mr. Maerki was General Manager of IBM Global Services, Europe/ Middle East/Africa. Mr. Maerki has been with IBM in various positions since 1973. Mr. Maerki is also a Director of ABB Ltd.

      George M. Milne, Jr., Ph.D., is 60 years old and has been a Director since September 1999. From 1970 to July 2002, Mr. Milne held various management positions with Pfizer Corporation, including most recently Executive Vice President, Pfizer Global Research and Development and President, Worldwide Strategic and Operations Management. Dr. Milne was also a Senior Vice President of Pfizer Inc. and a member of the Pfizer Management Council. He was President of Central Research from 1993 to July 2002 with global responsibility for Pfizer’s Human and Veterinary Medicine Research and Development. Mr. Milne is also a Director of Athersys, Inc. and Charles River Laboratories, Inc.

PROPOSAL ONE:

ELECTION OF DIRECTORS

      Thomas P. Salice is 44 years old and has been a Director since October 1996. Mr. Salice joined AEA Investors LLC, a private equity firm, in July 1989 and became President and a Director in January 1999, Chief Executive Officer in 2000 and Vice Chairman in September 2002. Mr. Salice is also a Director of Agere Systems Inc., Marbo, Inc., Sovereign Specialty Chemicals, Inc. and Waters Corporation. He also serves on the Board of Trustees of Fordham University.

      We recommend that you vote FOR the election of the Directors listed above. Proxies will be voted “FOR” each nominee unless otherwise specified in the proxy.

INFORMATION ABOUT THE

BOARD OF DIRECTORS AND ITS COMMITTEES

What is the company’s policy on Director attendance at Board meetings and the annual meeting?

      The Board expects that its members will attend all meetings of the Board. The Board of Directors met four times in 2003. Each of the Directors attended all of the meetings of the Board.

      We seek to have at least a majority of Board members attend the annual meeting. Because we typically hold a regular Board meeting shortly before the annual meeting, we have not required all Board members to attend the annual meeting. In 2003, Messrs. Caldwell, Dickson, Macomber, Salice and Spoerry attended the annual meeting.

How are the Directors compensated?

      Members of our Board of Directors receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board and committee meetings. Non-employee Directors receive an annual fee of $30,000 ($24,000 in 2003), as well as $1,000 for each Board meeting attended and $750 for each committee meeting attended ($500 in 2003). Each Committee Chairman receives an additional annual fee of $3,000. Each non-employee Director receives an annual grant of 3,000 options per year. The options granted in 2003 had an exercise price of $37.56.

Which Board members are considered independent?

      The Board uses a number of criteria in evaluating independence. The Board solicits information from Directors as to any relationship the Director or his immediate family member has with the company that might affect the Director’s independence. The Board also evaluates Directors’ independence pursuant to current NYSE rules. In addition, the Board has adopted the following standard with respect to commercial business relationships, which all non-employee Directors satisfy:

If METTLER TOLEDO buys from or sells to companies where directors serve as employees, or where their immediate family members serve as executive officers, the director will be considered independent if the annual purchases or sales are less than the greater of $1 million or 2% of the other company’s consolidated gross revenues.

      In light of these criteria, the Board has determined that there are no relationships that would impair independence and that all Directors are independent, except for the Chairman of the Board, who is also the President and Chief Executive Officer.

Do non-management Directors meet without management?

      The Board schedules regular executive sessions for its non-management members, typically after each Board meeting. At these meetings, one Director acts as Presiding Director. The function of Presiding Director rotates bi-annually among each of the non-management Directors.

How can I contact the Board of Directors?

      Interested parties may contact the Presiding Director individually or the non-management Directors as a group by writing an e-mail to PresidingDirector@mt.com or by sending a letter to Presiding Director, Mettler-Toledo International Inc., Im Langacher, CH-8606 Greifensee, Switzerland.

What are the committees of the Board? Where are the committee charters?

      Our Board of Directors has three committees: Audit, Compensation and Nominating and Corporate Governance. The charters for each committee are available on the Investor Relations/ Corporate Governance page of the company’s web site under www.mt.com.

INFORMATION ABOUT THE
BOARD OF DIRECTORS AND ITS COMMITTEES

Which committee members are independent?

      All of the members of each of the committees are considered independent.

Audit Committee

•	John D. Macomber (Chairman)

•	Philip Caldwell

•	Thomas P. Salice

      None of the Audit Committee members serve on more than two other public company audit committees. The Audit Committee met four times in 2003. Our Chief Financial Officer, Chief Executive Officer and General Counsel attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee.

      The purpose of the Audit Committee is overseeing the accounting and financial reporting process of the company and audits of the financial statements of the company and assisting Board oversight of:

•	the integrity of the company’s financial statements and the appropriateness of the company’s accounting policies and procedures;

•	the company’s compliance with legal and regulatory requirements;

•	the external auditor’s qualifications and independence;

•	the performance of the company’s internal audit function and external auditor; and

•	the sufficiency of the external auditor’s review of the company’s financial statements.

      It is not the duty of the Audit Committee to certify the company’s financial statements or to guarantee the auditor’s report.

Compensation Committee

•	Thomas P. Salice (Chairman)

•	John T. Dickson

•	Philip H. Geier

      The Compensation Committee met five times in 2003. The purpose of the Compensation Committee is to discharge the responsibilities of the company’s Board of Directors relating to compensation of the company’s executives and to review and monitor compensation arrangements so that the company continues to retain, attract and motivate quality employees.

Nominating and Corporate Governance Committee

•	George M. Milne (Chairman)

•	John T. Dickson

•	Hans Ulrich Maerki

      The Nominating and Corporate Governance Committee met two times in 2003. The purpose of the Committee is to:

•	identify, screen and recommend qualified candidates to serve as directors of the company;

•	advise the Board on the structure and membership of committees of the Board; and

INFORMATION ABOUT THE
BOARD OF DIRECTORS AND ITS COMMITTEES

•	develop and recommend to the Board corporate governance guidelines applicable to the company.

What is the company’s Director nomination process?

      When there is an actual or anticipated Board vacancy, the Nominating and Corporate Governance Committee will, together with the Presiding Director and Chairman of the Board, determine the specific qualifications, qualities and skills that are desired for potential candidates to fill that vacancy.

      Candidates’ names may be recommended by any of the Nominating and Corporate Governance Committee or other Board members or by third parties engaged for that purpose by the Committee. Stockholders may also recommend a person to be a director by writing to the Secretary of the company at Mettler-Toledo International Inc., Im Langacher, CH-8606 Greifensee, Switzerland. Your letter should include the information and be sent within the time-frames specified in our by-laws, a copy of which can be obtained from the Secretary.

      The Nominating and Corporate Governance Committee, Presiding Director and Chairman of the Board will receive all candidates’ names. Candidates who meet the specific qualifications, qualities and skills relevant to the specific vacancy will be required to complete a questionnaire that solicits information regarding their background, experience, independence and other information.

      A member of the Nominating and Corporate Governance Committee, the Presiding Director and the Chairman of the Board, and in appropriate cases other Board members, will interview those candidates who have completed the questionnaire.

      Following these interviews, the full Nominating and Corporate Governance Committee will consider each candidate.

      The Nominating and Corporate Governance Committee will ensure that each candidate meets the specific qualifications, qualities and skills that are desired for candidates to fill the relevant vacancy. The Committee will also ensure that all candidates otherwise satisfy the Director Qualifications set out below.

      The Board will then consider candidates that have been forwarded by the Nominating and Corporate Governance Committee.

What are the minimum qualifications for Director nominees?

      The Board of Directors should be composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. Diversity in business background, area of expertise, gender and ethnicity should be considered.

      The Board should be composed of individuals who satisfy at least one of the following criteria:

•	Demonstrated management ability at senior levels in successful organizations;

•	Current or recent employment in positions of significant responsibility and decision-making;

•	Expertise in leading or advising rapidly growing multi-national organizations; and

•	Current and prior experience related to anticipated Board and committee responsibilities in areas of importance to the Company.

and all of the following criteria:

•	a strong desire to make a contribution to the company, reflected in part through the commitment and ability to attend all scheduled Board and committee meetings, and to devote a reasonable amount of time outside of meetings to company business;

•	independence from the company and management;

INFORMATION ABOUT THE
BOARD OF DIRECTORS AND ITS COMMITTEES

•	the ability to understand and analyze the company’s business, including its financial condition and public disclosure documents;

•	integrity with a code of personal honor and ethics above reproach;

•	wisdom and breadth of vision;

•	an inquiring mind and ability to speak it articulately and succinctly;

•	the ability to challenge, support and motivate senior management;

•	the potential to contribute with different specialization, viewpoints and creativity;

•	the capability and willingness to function as a member of a diverse group;

•	knowledge and experience that bear on the company’s business;

•	a record of accomplishment in one’s own life;

•	an understanding of the Board’s role in corporate governance;

•	the ability to participate actively on one or more committees of the Board; and

•	Committee members must also comply with the specific requirements set out in the respective committee charters.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS

What am I voting on?

      You are being asked to ratify the appointment of PricewaterhouseCoopers (PwC) as our independent auditors. Upon recommendation of the Audit Committee, the Board of Directors has appointed PwC, independent public accountants, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2004 and to perform such other services as may be required of them.

Will representatives from PwC be present at the annual meeting?

      Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

What agreements or understandings exist that limit the amounts PwC is being paid for their appointment?

      We have no existing direct or indirect understandings or agreements with PwC that place a limit on current or future years’ audit fees.

      Please see the Audit Committee Report later in this proxy statement for further details.

      We recommend that you vote FOR ratification of the appointment of PwC as independent auditors. Proxies will be voted “FOR” ratification of the appointment of PwC unless otherwise specified in the proxy.

PROPOSAL THREE:

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

What am I voting on?

      The Compensation Committee of the Board of Directors of Mettler-Toledo International Inc. has recommended that the company seek shareholder approval of the 2004 Equity Incentive Plan (the “2004 Plan”) at its annual meeting. The full text of the 2004 Plan is set out in Appendix A.

What is the need for a new plan?

      Shareholders last approved an equity plan in 2000 and the shares of stock that remain available under that plan are almost exhausted (with approximately 388,000 shares remaining at December 31, 2003). We believe the 2004 Plan will enable us to achieve the following objectives:

•	to align management’s long-term interests with the long-term interests of shareholders;

•	to reward employees for creating long-term sustainable value for shareholders; and

•	to attract and retain talented employees.

The 2004 Plan includes the following highlights:

•	The 2004 Plan permits the use of restricted stock and other equity-based instruments, which will allow us to reduce our reliance on stock options

Today, we are only authorized to grant stock options under our existing plan, the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (the “1997 Plan”). Under the 2004 Plan, up to 60% of the total shares authorized under the plan may be made in the form of restricted stock, stock units, performance awards and share awards.

•	Under the 2004 Plan, the company cannot reprice options or stock appreciation rights with a lower exercise price or grant discounted stock options without shareholder approval

•	Restricted stock, stock units and share awards will have minimum vesting periods of three years (except with respect to up to 5% of the total shares authorized, or 175,000 shares)

•	Performance-based awards will have minimum performance periods of at least one year

•	The 1997 Plan will be terminated and no further grants will be made under that plan

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

What is the company’s compensation philosophy?

      We believe that

•	pay should be performance-based and align the long-term interests of employees with those of shareholders;

•	stock ownership should be encouraged; and

•	overall compensation must be competitive to attract and retain talented employees.

      Base salaries for executive officers at METTLER TOLEDO are generally lower than those at peer companies. We combine these salaries with cash bonuses determined by overall company, business unit and individual performance. Executives earn above-average bonuses in years when our performance exceeds our goals, and below-average compensation when we do not meet our goals.

      Long-term compensation has been entirely stock-based, with all grants to date being in the form of stock options under the 1997 Plan. Since our initial public offering in 1997, we have made modest option grants, with an average annual run rate of 2.0% of total shares outstanding over last six years. Our run rate in the last three years has averaged 2.2%.

What is the effect of the buyout options?

      At the time of the spin-off of the company from Ciba-Geigy in 1996, management and employees were encouraged by the new owner to become direct shareholders in the newly-formed private company by participating directly in the buyout. At that time, a combined equity and option plan was put in place to further align the interests of management with those of shareholders.

      These buyout options were only granted to individuals who made a direct equity investment in the company. Both the buyout options and the equity investment were in securities that were indefinitely illiquid at the time they were made. The buyout options and options granted in the following year before our initial public offering were fully disclosed and reflected in the valuation at the time of our IPO. Because of the special circumstances surrounding these options, we believe it is appropriate to exclude these options from dilution calculations.

      Approximately 1.6 million buyout and pre-IPO options are outstanding, and executive officers hold 80% of these. These options have been fully vested for several years, and approximately 1.3 million will expire in 2006 and the remainder in 2007. Management’s faith in the prospects of the company has been demonstrated by their holding of these options, even though they are all well in the money.

What will dilution be following adoption of the 2004 Plan?

      Our total dilution following adoption of the plan will be 14.5%, which is calculated as follows:

Dilution Calculation Upon Adoption of the 2004 Plan

A. Options outstanding (as adjusted)(1)	4,055,095
B. Shares requested under 2004 Plan	3,500,000
C. Total shares outstanding	44,582,017
Total dilution(2)	14.5%

(1)	Excludes 1,566,881 outstanding options that were granted at the time of the buyout and before the company’s initial public offering in November 1997.

(2)	Dilution is calculated as follows: A + B / A + B + C.

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

How does the company’s dilution and grants to senior management compare to peer companies?

      The company’s annual run rate compared to our peer group demonstrates that our historic option grants have been modest. In addition, our total dilution following adoption of the 2004 Plan of 14.5% is less than the current peer group of 15.5%. Finally, our grants to both the CEO and the top five executive officers as a group over the last two years are considerably smaller than the average grants of our peer companies.

Peer Company Comparisons(1)

	METTLER TOLEDO	Peer group

3-Year Run Rate(2)	2.2%	3.1%
Total Dilution(3)	14.5%	15.5%
Grants to:(4)
CEO	0.0%	0.3%
Top 5 executives including the CEO	0.4%	0.8%

(1)	The peer group consists of the following companies (primarily those in SIC Code 3826 (Laboratory Analytical Instruments) with market capitalizations between $1 billion and $5 billion): Applied Biosystems, Beckman Coulter, Dionex, Fisher Scientific, Invitrogen, Millipore, PerkinElmer, Qiagen, Thermo Electron, Varian and Waters.

(2)	The 3-year run rate for our group is equal to the sum of all equity awards granted from 2000 to 2002 divided by total shares outstanding at the end of 2002, divided by three. Run rate for METTLER TOLEDO is for the most recent three year period ending 2003. Our 3-year run rate for the period 2000 to 2002 was 2.0%.

(3)	Total dilution is calculated as of the end of 2002 for the peer group. For METTLER TOLEDO, total dilution is calculated as of the end of 2003, and includes the 2004 Plan but excludes the buyout options described above.

(4)	Grants to CEO and top 5 executives represents the average grants over the most recent two years for which data is available as a percentage of total shares outstanding. The CEO of METTLER TOLEDO has declined an option grant in each of the last three years, and directed that the options he would otherwise have receive be granted to other employees.

What is the company planning to do to manage dilution from its equity plans?

      Upon approval of the 2004 Plan, the 1997 Plan will be terminated and all shares available for grant under the 1997 Plan will be terminated.

      Under the 2004 Plan, we intend to start making use of restricted stock, which will help reduce the dilution from new grants. In addition, the company announced on February 5, 2004 that the Board of Directors had authorized a $100 million share buyback program to be carried out over the next two years.

      We believe the 2004 Plan, together with these actions, strike an appropriate balance between the company’s objectives in maintaining a competitive compensation system and the interests of our shareholders in encouraging performance while managing dilution.

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

Key Terms of the 2004 Plan

      Shares Authorized. 3,500,000 shares of the company’s common stock plus any options outstanding granted under the prior plan that terminate without being exercised may be the subject of awards under the 2004 Plan. Of the total shares authorized, up to 60% (or 2,100,000 shares) may be granted in the form of restricted stock, stock units, performance awards and share awards.

      Re-Use of Shares From Terminated Awards. If an award granted under the 2004 Plan expires, is canceled, is settled in cash (including the settlement of withholding obligations using shares) or is otherwise terminated without having been fully exercised or payment having been made in respect of the entire award, the shares allocable to the terminated portion of the award will be available for use again under the 2004 Plan. If a stock appreciation right is settled in shares, the excess of the number of shares covered by the stock appreciation right over the number of shares issued in settlement of the stock appreciation right will also be available for use again under the 2004 Plan.

      Individual Annual Limits. In any one year, no participant may be granted awards in respect of more than 3,500,000 shares or the value of 3,500,000 shares in the form of dollar-denominated performance units.

      Grants to Non-Employee Directors. Grants will only be made upon initial hire and annually as part of Directors’ regular compensation.

      Administration. The 2004 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will select the individuals who are eligible for options and/or awards, determine the number of options or amounts of awards, establish the terms, conditions and other provisions of the grants, and construe and interpret the terms of the 2004 Plan.

      All decisions made by the Committee will be final, binding and conclusive. No member of the Committee will be liable for any action, failure to act, determination or interpretation made in good faith relating to the 2004 Plan or any transaction under the 2004 Plan.

      The composition of the Committee is intended to permit the awards under the 2004 Plan to qualify for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

      Eligible Participants. The Committee may select participants from among the Directors, officers, and employees of the company and its subsidiaries. Participants may also include individuals to whom the company or a subsidiary has extended a written offer of employment. As of the date of this proxy statement, there are seven non-employee Directors, ten executive officers, and approximately 8,600 other employees who would be eligible to receive awards under the 2004 Plan (i.e., all employees of the company and its subsidiaries).

      Award Types.

•	Stock Options (Nonqualified and Incentive)

•	Stock Appreciation Rights

•	Dividend Equivalent Rights

•	Restricted Stock, Stock Units and Share Awards

•	Performance Shares and Performance Units

      Stock Options. The exercise price of options may not be less than 100% of the fair market value of a share on the date of grant.

      The Committee may grant non-qualified and incentive stock options to participants. Non-qualified stock options are options to purchase shares of common stock, which do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code. Incentive stock options are options to

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

purchase shares of common stock, which are intended to qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code.

      Subject to the terms of the 2004 Plan, the terms and conditions of options, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, will be set forth in an award agreement.

      Stock Appreciation Rights. The Committee may, either alone or in connection with the grant of an option, grant stock appreciation rights to participants under the 2004 Plan, the terms and conditions of which will be set forth in an award agreement. Stock appreciation rights granted alone may be exercised at such times and be subject to such terms and conditions as the Committee may impose. Stock appreciation rights that are granted in tandem with an option may only be exercised upon the surrender of the right to purchase an equivalent number of shares of the company’s common stock under the related option and may be exercised only with respect to the shares of common stock for which the related option is then exercisable.

      A stock appreciation right entitles the participant to surrender any then exercisable portion of the stock appreciation right and, if applicable, the related option, in exchange for an amount equal to the product of (i) the excess of the fair market value of a share of the company’s common stock on the date preceding the date of surrender over the fair market value of a share of the company’s common stock on the date the stock appreciation right was issued, or, if the stock appreciation right is related to an option, the per share exercise price of the option, and (ii) the number of shares of the company’s common stock subject to the stock appreciation right.

      Dividend Equivalent Rights. The Committee may grant dividend equivalent rights either in tandem with an award or as a separate award under the 2004 Plan, the terms and conditions of which will be specified in an award agreement. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.

      Restricted Stock. The Committee may grant awards of restricted stock under the 2004 Plan, the terms and conditions of which will be set forth in an award agreement. Unrestricted shares will be delivered when the restrictions lapse. Unless the Committee determines otherwise at the time of grant, restricted stock carries with it full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions.

      Stock Units. The Committee may grant awards of stock units under the 2004 Plan, the terms and conditions of which will be set forth in an award agreement. Each stock unit represents the right of the participant to receive a payment upon vesting of the stock unit or on any later date specified by the Committee. Such payment would equal the fair market value of a share of common stock as of the date the stock unit was granted, the vesting date, or such other date as determined by the Committee at the time of grant.

      Share Awards. The Committee may grant share awards under the 2004 Plan, the terms and conditions of which will be set forth in an award agreement. Such awards may be made as additional compensation for services rendered or in lieu of cash or other compensation to which the participant is entitled.

      Minimum Vesting. Restricted stock, share awards and stock units will have minimum vesting periods of at least three years, except for up to 175,000 shares in the aggregate (5% of the total shares authorized).

      Performance Awards — Performance Shares and Performance Units. The Committee may grant awards of performance shares and performance units under the 2004 Plan, the terms and conditions of which will be set forth in an award agreement. Performance shares and performance units will be earned only if performance goals established for performance periods are met. Performance awards will be subject to a minimum one-year performance cycle.

      Performance units are denominated in shares of common stock or a specified dollar amount and represent the right to receive: (i) in the case of share-denominated performance units, a payment in the amount of the fair market value on the date of grant, vesting or any other date specified by the Committee; (ii) in the case of dollar-

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

denominated performance units, the specified dollar amount; or (iii) a percentage (which may exceed 100%) of the amount set forth in (i) or (ii), depending on the level of performance goals attained.

      Unless the Committee determines otherwise at the time of grant, performance shares carry with them full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions.

      Performance Objectives. Performance shares and performance units awarded under the 2004 Plan may be made subject to the attainment of performance goals based on one or more of the following business criteria, either individually, alternatively or in any combination:

•	cash flow;
•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);
•	earnings per share;
•	growth in earnings or earnings per share;
•	stock price;
•	return on equity or average shareowners’ equity;
•	total shareowner return;
•	return on capital;
•	return on assets or net assets;
•	return on investment;
•	revenue;
•	growth in revenue, including software and service revenue;
•	income or net income;
•	operating income or net operating income;
•	Adjusted Operating Income (defined as gross profit less research and development, selling general and administrative expenses and restructuring charges, before amortization, interest expense and other charges);
•	operating profit or net operating profit;
•	operating margin;
•	return on operating revenue;
•	working capital management, including inventory turnover and days sales outstanding
•	market share;
•	entry into new markets, either geographically or by business line;
•	contract awards or backlog;
•	customer retention or customer satisfaction;
•	new product development;
•	overhead or other expense reduction;
•	growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index;
•	EVA (economic value added);
•	credit rating;
•	acquisition plan development and implementation;
•	strategic plan development and implementation, including turnaround plans;
•	leadership team development;
•	employee retention; and
•	improvement in workforce diversity.

      Performance criteria may be used to measure the performance of the Company as a whole or a business unit, business segment or division, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

award. The Committee may adjust performance criteria to reflect the impact of specified corporate transactions, accounting or tax law changes or other extraordinary or nonrecurring events.

      Performance goals must be established by the Committee before the earlier of the date on which 25% of the performance cycle has elapsed or 90 days after the performance cycle has commenced.

      Duration of Awards. The Committee has the discretion to determine the term of options and stock appreciation rights granted under the 2004 Plan. However, the term cannot exceed 10 years for options and stock appreciation rights (10 years and six months in the case of non-qualified stock options).

      Transferability. Options and stock appreciation rights are not transferable except as provided by will or the laws of descent and distribution or a qualified domestic relations order, or as the Committee may determine at or after grant. Restricted stock and performance awards may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

      Change of Control. Unless otherwise provided in an award agreement, grants of options, stock appreciation rights, stock units and restricted stock will become exercisable and vested upon the occurrence of a change of control as defined in the 2004 Plan.

      Unless otherwise provided in an award agreement, grants of performance units and performance shares will vest as if performance objectives were met at the maximum level and participants will be entitled to a cash payment in respect of performance units.

      Amendment and Termination of the 2004 Plan. The Board of Directors has the right to terminate or amend the 2004 Plan at any time so long as doing so does not impair or adversely alter any outstanding awards or shares acquired under the plan without the award holder’s consent. In addition, the Board may not amend the plan absent shareholder approval to the extent such approval is required by applicable law, regulation or exchange requirement. In the absence of any earlier termination, the 2004 Plan will terminate on the tenth anniversary of the date it is adopted by the Board.

      Adjustments. In the event of a change in capitalization as defined in the 2004 Plan, adjustments and other substitutions will be made to the 2004 Plan, including adjustments in the maximum number of shares subject to the 2004 Plan and which may be granted to a participant in a calendar year, the number and class of shares subject to awards and, if applicable, the exercise price and other numerical limitations. Adjustments will also be made to awards under the 2004 Plan as the Committee in its discretion deems equitable or appropriate.

      Not Permitted Without Shareholder Approval.

(1)	To increase number of authorized shares

(2)	To grant options at a price below fair market value

(3)	To reprice options or stock appreciation rights to a lower exercise price

(4)	To amend the plan in a way that impairs or adversely alters any options or awards previously granted

      Non-Exclusivity of the Plan. Adoption of the 2004 Plan does not limit the power of the Board of Directors to adopt any other incentive arrangements.

U.S. Federal Income Tax Consequences Relating to Issuance and Exercise of Options.

      Nonqualified Stock Options. An optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such options, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

PROPOSAL THREE:
APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

      Incentive Stock Options. An optionee does not generally recognize taxable income upon the grant or exercise of an incentive stock option. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rate if the optionee does not dispose of the stock within 2 years after the date of the grant of the incentive stock option and has held the shares for at least 1 year after the date of exercise. In such case, the Company is not entitled to a federal income tax deduction.

      If an optionee sells incentive stock option shares before having held them for at least 1 year after the date of exercise and 2 years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the incentive stock option shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

      The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

      Miscellaneous. A “new benefits table” is not provided because no grants have been made under the 2004 Plan, grants are discretionary and no determination has been made relating to future grants. On March 8, 2004, the closing price of Mettler-Toledo International Inc. was $42.75.

      We recommend that you vote FOR adoption of the 2004 Plan. Proxies will be voted “FOR” adoption of the 2004 Plan unless otherwise specified in the proxy.

AUDIT COMMITTEE REPORT

Are all the Audit Committee members independent? Which members are financial experts?

      The Board of Directors has determined that all members of the Audit Committee are “independent” under the rules of the New York Stock Exchange. In addition, all members of the Audit Committee qualify as financial experts pursuant to the rules of the Securities and Exchange Commission.

Where can I find the Audit Committee charter?

      The Audit Committee charter is available on the Investor Relations/ Corporate Governance page of company’s web site under www.mt.com.

      The purpose of the Audit Committee is overseeing the accounting and financial reporting processes of the company and audits of the financial statements of the company and assisting Board oversight of:

•	the integrity of the company’s financial statements and the appropriateness of the company’s accounting policies and procedures;

•	the company’s compliance with legal and regulatory requirements;

•	the external auditor’s qualifications and independence;

•	the performance of the company’s internal audit function and external auditor; and

•	the sufficiency of the external auditor’s review of the company’s financial statements.

      It is not the duty of the Audit Committee to certify the company’s financial statements or to guarantee the auditor’s report.

      The Audit Committee shall prepare the Audit Committee report to be included in the company’s annual proxy statement to shareholders.

What did the Audit Committee discuss with PricewaterhouseCoopers (PwC) and management?

      The Audit Committee has discussed with PwC, the company’s independent auditors, the matters required to be discussed in the Auditing Standards Board Statement on Auditing Standards No. 61, as amended, including, without limitation:

•	PwC’s responsibility under generally accepted auditing standards, including the nature and scope of their audit;

•	significant accounting policies, such as revenue recognition and off-balance sheet financing;

•	management judgments and accounting estimates; and

•	the extent of any significant accounting adjustments.

      As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from PwC regarding their independence, and has discussed the matter with the auditors.

      The Audit Committee had the same discussions with management separately from these discussions with PwC. In particular, the Audit Committee discussed with management the process used by management in formulating accounting estimates and the reasonableness of those estimates.

AUDIT COMMITTEE REPORT

What fees did PwC receive from the company?

		Audit-Related		All Other
	Audit Services	Services	Tax Services	Services

2003	$1,253,000	$301,000	$411,000	$129,000
2002	$1,065,000	$115,000	$200,000	$642,000

      Audit services. The fees for audit services billed to the company by PwC with respect to the 2003 and 2002 fiscal years for the audit of the annual financial statements and the review of the financial statements included in the company’s quarterly reports on Form 10-Q are represented in this category.

      Audit-related services. Of the 2003 audit-related services, $117,000 related to pension audit compliance services.

      Tax services. Of the 2003 tax services, approximately $299,000 related to an R&D tax credit study.

      Other services. Of the 2002 other services amount, approximately $475,000 related to U.S. benefit plan consulting in connection with the defined benefit plan freeze and defined contribution plan modifications.

      All non-audit services were pre-approved by the Audit Committee.

      The Audit Committee has determined that PwC’s provision of the services included in the categories “Tax services” and “Other services” is compatible with maintaining PwC’s independence.

Does the Audit Committee approve all non-audit services provided by PwC?

      The Audit Committee approves all non-audit services provided by PwC. The Audit Committee’s specific policy for approval of non-audit services is set out in Appendix B.

      The Committee has established categories of permissible services. If the project is in an approved category and less than $50,000 in fees, it is considered pre-approved by the Audit Committee. Specific projects in excess of this amount will be presented to the full Audit Committee for their advance approval. On a quarterly basis, PwC will report actual fees to the Audit Committee and any proposals for non-audit services in the upcoming quarter.

What recommendations did the Audit Committee make?

      The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2003. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year 2003 be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Further, the Audit Committee recommended that the Board of Directors engage PwC as the company’s independent auditors for the fiscal year ending December 31, 2004.

Audit Committee:

John D. Macomber (Chairman)
Philip Caldwell
Thomas P. Salice

COMPENSATION COMMITTEE REPORT

What is the company’s philosophy regarding executive compensation?

      The guiding principle of the company in compensation is to take into consideration the performance of the individual and the overall results achieved by the company. This is valid as well for executive compensation.

•	With regard to the overall compensation level, the company wants to be competitive in the global personnel market which is relevant to its activities: the instruments and electronics industries, and, in general, businesses with a certain high-tech orientation.

•	Within this environment, the company wants to pay competitive average base salaries.

•	The company believes in a strong pay/performance linkage and therefore wants to reward in particular fulfillment and overachievement of targets by a cash bonus.

•	The company wants to align the interests of its executives with those of its shareholders by linking the executives’ long-term incentive compensation to the company’s performance and by encouraging its executives to purchase equity in the company.

      As a consequence, the company’s compensation program consists of three basic elements: base salary, annual cash bonus and long-term compensation, which has historically been made in the form of stock options.

How are the base salary amounts decided?

      Base salaries of executive officers for 2003 were unchanged, except for Mr. Donnelly and Mr. Filliol, whose salaries were increased in connection with their taking on new responsibilities and with consideration given to market levels in comparable industries.

How is the annual cash bonus decided?

      The annual cash bonus is a key element of the incentive policy for senior management. The emphasis is on closely linking executive pay with achieving yearly financial performance targets and on giving greater rewards for achieving above-target results. In addition, between 10 and 20 percent of the bonus for each participant is based on individual performance objectives.

      Within the first 60 days of the year, the Compensation Committee establishes the performance targets on which each participant’s incentive is based. Performance targets are closely related to that fiscal year’s budget and business plan and may be based upon any one or more of the following financial criteria: earnings per share, cash flow, operating profit and/or sales of the entire company and/or individual operating units.

How are stock options granted?

      The company established a stock option plan which was combined with an equity purchase program at the time of the buyout. The basic philosophy of the stock option plan is to have key management’s interests more closely aligned with those of the company and its shareholders and to create a long-term incentive. The number of stock options granted to an executive is predominantly a function of the importance of the executive’s position and duties and the performance and abilities of that executive.

      The company has granted options that vest over a period of five years and which terminate not longer than 10 years and six months after the date of grant. In 2003, the company also granted options that provided for vesting over a two-year period provided certain financial targets were met. The exercise price of each share of common stock subject to an option cannot be less than 100% of the fair market value of a share of common stock as of the date of grant.

Has the company ever repriced stock options?

      No. The company has never repriced any options.

COMPENSATION COMMITTEE REPORT

How is the CEO’s compensation determined?

      The Compensation Committee determines Mr. Spoerry’s compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Spoerry, to company performance.

      Mr. Spoerry’s annual base salary was unchanged in 2003.

      Based on the company’s performance for fiscal year 2003 and the targets set for the incentive scheme, Mr. Spoerry realized a bonus award equal to 29.7% of his base salary.

      In August 2003, the Compensation Committee recommended granting 50,000 options to Mr. Spoerry. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. These options were subsequently granted to other employees.

How does executive compensation affect the company’s taxes?

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year.

      The Compensation Committee has considered the impact of Section 162(m) on the compensation of its executive officers and believes that the deduction limitation generally does not apply to executive officers’ compensation. While the Committee recognizes the importance of maximizing the company’s ability to deduct compensation for tax purposes, it also realizes the need to fairly compensate the company’s executive officers.

      With this in mind, the Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements to minimize the impact of the deduction limitation.

Compensation Committee:

Thomas P. Salice (Chairman)
John T. Dickson
Philip H. Geier

EXECUTIVE COMPENSATION

      The following table sets forth, for the last three fiscal years, the compensation earned by our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers on December 31, 2003:

Summary Compensation Table(1)

	Annual Compensation

								Long Term
				Other Annual				Compensation
				Compensation
								Securities
				US Tax				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Equalization		Other		Options (#)	Compensation(2)

Robert F. Spoerry	2003	$582,828	$173,100	$90,551	(3)	—		—	$195,842
President and	2002	582,828	189,419	1,120,400	(3)	—		—	203,117
Chief Executive Officer	2001	529,844	647,098	—		—		—	174,269

Dennis W. Braun(4)	2003	235,263	64,062	—		31,368	(5)	45,000	72,758
Chief Financial Officer	2002	196,053	52,934	—		26,140	(5)	125,000	61,780
	2001	—	—	—		—		—	—

William P. Donnelly(6)	2003	220,000	173,646	—		—		45,000	—
Head of Packaging Industry	2002	201,870	79,636	—		11,763	(5)	—	40,327
	2001	178,375	220,688	—		23,526	(5)	25,000	55,377

Olivier A. Filliol	2003	189,518	159,403	2,974	(3)	—		45,000	55,914
Head of Process Analytics	2002	172,526	63,082	1,587	(3)	—		30,000	51,683
	2001	156,842	159,885	—		—		80,000	28,164

Beat Lüthi(7)	2003	196,053	96,870	—		—		65,000	62,607
Head of Laboratory	2002	—	—	—		—		50,000	—
	2001	—	—	—		—		—	—

(1)	All amounts shown were paid in Swiss francs, except amounts paid to Mr. Donnelly from July 1, 2002 and U.S. tax equalization payments, which were paid in U.S. dollars. For purposes of this table, amounts paid in Swiss francs were converted to U.S. dollars at a rate of SFr. 1.3452 to $1.00 for 2003, SFr. 1.5302 to $1.00, the average exchange rate from 2001 to 2003.

(2)	Represents our contributions to the Mettler-Toledo Fonds, a Swiss pension plan. Each year we contribute to the plan 22% of each participating named executive officer’s “covered salary”, which is equal to between 106% and 115% of his base salary. Contributed amounts bear interest at a minimum rate of 2.25% per annum. Retirement benefits are paid in the form of a lump-sum payment when the employee reaches the normal retirement age under the plan of 65. By way of example, although it is not possible to determine the exact amount payable, assuming a constant salary, a rate of return of 2.25% per annum, and contributions for an additional five years, the amount payable to Mr. Spoerry at that time would be SFr. 3,641,242.

(3)	The individual did not receive any cash benefit in connection with these payments. The individual is a resident of Switzerland and pays Swiss tax with respect to his income. At the company’s request, the individual also filed U.S. income tax returns as part of an overall tax planning strategy that provided substantial benefits to the company. The amounts shown represents U.S. tax payments made by the company on behalf of the named executive officer with respect to income that was already taxed in Switzerland for the years 2002 (paid in 2003), and 1997 to 2001 (paid in 2002). Because these payments were made in respect of double taxation costs, the Compensation Committee of the Board of Directors does not consider these payments as part of the executives’ overall annual compensation.

(4)	Mr. Braun joined the company in March 2002 and assumed the role of Chief Financial Officer in July 2002.

(5)	Represents payments by the company to the named executive officer related to his expatriate status in Switzerland.

(6)	Mr. Donnelly assumed the position of Head of Packaging Industry in July 2002. He was Chief Financial Officer of the company through July 2002.

(7)	Mr. Lüthi assumed the position of Head of Laboratory in March 2003.

EXECUTIVE COMPENSATION

Option Grants in Last Fiscal Year

						Potential Realizable Value
	Number of		Percentage of			at Assumed Annual Rates
	Securities		Total Options	Exercise		of Stock Price Appreciation
	Underlying		Granted to	of Base		for Option Term(2)
	Options		Employees in	Price	Expiration
Name	Granted(1)		Fiscal Year	($/share)	Date	5% ($)	10% ($)

Robert F. Spoerry	0	(3)	—	—	—	—	—
Dennis W. Braun	30,000	(4)	2.8%	$37.56	2014	$753,965	$1,938,479
	15,000	(5)	1.4%	$37.56	2014	376,982	969,240
William P. Donnelly	30,000	(4)	2.8%	$37.56	2013	708,638	1,795,829
	15,000	(5)	1.4%	$37.56	2013	354,319	897,915
Olivier A. Filliol	30,000	(4)	1.8%	$37.56	2014	753,965	1,938,479
	15,000	(5)	1.4%	$37.56	2014	376,982	969,240
Beat Lüthi	50,000	(4)	4.6%	$37.56	2014	1,256,608	3,230,799
	15,000	(5)	1.4%	$37.56	2014	376,982	969,240

(1)	The options were granted on August 27, 2003 and have terms of ten years and six months. The options granted to Mr. Donnelly have a term of ten years.

(2)	The assumed annual rates of appreciation over the term of the option are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of potential stock price appreciation.

(3)	Mr. Spoerry was offered a proposed grant of 50,000 options by the Compensation Committee in 2003. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. Such options were subsequently granted to other employees.

(4)	These options vest annually in five equal installments beginning on the first anniversary of the date of grant. In addition, the options will fully vest upon certain events, including the dissolution, liquidation and change of control of the company.

(5)	Vesting of these options was subject to certain performance conditions relating to certain 2003 financial targets. These performance conditions were satisfied. As a result, the options vest annually in two equal installments beginning on the first anniversary of the date of grant. In addition, the options will fully vest upon certain events, including the dissolution, liquidation and change of control of the company.

Option Exercises in Last Fiscal Year

and Option Values as of December 31, 2003

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares	Gross	Options at Fiscal Year End		Fiscal Year End(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert F. Spoerry	—	—	976,112	9,600	$32,041,789	$131,016
Dennis W. Braun	—	—	40,000	130,000	89,800	568,450
William P. Donnelly	—	—	150,050	75,000	3,233,470	277,488
Olivier A. Filliol	—	—	97,000	128,000	948,130	493,008
Beat Lüthi	—	—	10,000	105,000	122,600	792,650

(1)	Sets forth values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of $42.21 per share at December 31, 2003, as reported on the New York Stock Exchange.

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

as of December 31, 2003

			(c)
			Number of securities
			remaining available
	(a)	(b)	for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
Plan category	warrants and rights	and rights	column (a))(1)

Equity compensation plans approved by security holders	5,621,976	$29.61	388,598
Equity compensation plans not approved by security holders	0	0	0
Total	5,621,976	$29.61	388,598

(1)	If the 2004 Equity Incentive Plan is approved by shareholders, no further grants will be made under the company’s existing plan and the 388,598 shares shown here will be terminated and removed from the shares available for future issuance.

Employment Agreements

      The company is party to an employment agreement with Robert F. Spoerry dated October 30, 1996. The agreement provides for an annual base salary, which may be increased from time to time in accordance with our normal business practices, and for participation in our bonus plan and other employee benefit plans. The agreement prohibits Mr. Spoerry from competing with the company for a period of 24 months after termination of employment. The agreement may be terminated without cause on 36 months notice during which period Mr. Spoerry is entitled to full compensation under the agreement.

      The company is also party to employment agreements with the named executive officers. These agreements provide for a base salary subject to adjustment and participation in our bonus plan and other employee benefit plans. Each agreement prohibits the executive from competing with the company for a period of 12 months after termination of employment. Each agreement may be terminated without cause on 12 months notice during which period the executive is entitled to full compensation under the agreement.

      The company is party to agreements with Messrs. Spoerry, Filliol and Lüthi, who are non-U.S. citizens and non-U.S. residents and are subject to income tax on their earnings in Switzerland. At the company’s request, these individuals also file U.S. income tax returns as part of an overall tax planning strategy that provides substantial benefits to the company. The company has agreed to pay additional costs (including payment of taxes) borne by these executives in respect of the same earnings being subject to additional taxation in the United States. The individuals will not receive any cash benefit as a result of this arrangement. The agreements cover taxable years starting in 1997, as applicable.

SHARE OWNERSHIP

      This table shows how much of our common stock is owned by Directors, executive officers and owners of more than 5% of our common stock as of March 8, 2004:

	Shares Beneficially
	Owned(1)

Name of Beneficial Owner	Number	Percent

5% Shareholders:
Franklin Resources, Inc.	6,311,374	14.2%
One Franklin Parkway
San Mateo, CA 94403
FMR Corp.	5,006,333	11.3%
82 Devonshire Street
Boston, MA 02109
Mac-Per-Wolf Company	3,025,760	6.8%
310 S. Michigan Ave., Suite 2600
Chicago, IL 60604
Citigroup Inc.	2,402,639	5.4%
399 Park Avenue
New York, NY 10043
Directors:
Robert F. Spoerry(2)(3)	1,340,716	2.9%
Philip Caldwell	50,997	*
John T. Dickson	5,759	*
Philip H. Geier	3,800	*
John D. Macomber	64,140	*
Hans Ulrich Maerki	600	*
George M. Milne	7,400	*
Thomas P. Salice(4)	335,993	*
Named Executive Officers:
Dennis W. Braun	45,000	*
William P. Donnelly(5)	204,121	*
Olivier A. Filliol	97,000	*
Beat Lüthi	10,000	*
All Directors and Executive Officers as a Group (16 persons):	2,707,520	5.9%

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)	Calculations of percentage of beneficial ownership are based on 44,497,811 shares of common stock outstanding on March 8, 2004. Information regarding 5% shareholders is based solely on Schedule 13Gs filed by the holders. For the Directors and officers, the calculations assume the exercise by each individual of all options for the purchase of common stock held by such individual that are exercisable within 60 days of the date hereof.

Shares subject to options exercisable within 60 days:

Robert F. Spoerry	976,112
Philip Caldwell	6,400
John T. Dickson	4,400
Philip H. Geier	1,800
John D. Macomber	4,200
Hans Ulrich Maerki	600
George M. Milne	4,400
Thomas P. Salice	6,000
Dennis W. Braun	40,000
William P. Donnelly	150,050
Olivier A. Filliol	97,000
Beat Lüthi	10,000
All Directors and executive officers as a group	1,686,757

(2)	Mr. Spoerry is also a named executive officer.

(3)	Includes 17,778 shares held by Mr. Spoerry’s spouse.

(4)	Includes 26,200 shares held jointly and over which Mr. Salice shares voting and investment power with his spouse, and 17,593 shares held by a charitable trust and over which Mr. Salice shares voting and investment power with his spouse as trustees.

(5)	Includes 1,908 shares held by Mr. Donnelly’s children.

SHARE PERFORMANCE GRAPH

      The following graph compares the cumulative total returns (assuming reinvestment of dividends) on $100 invested on December 31, 1998 through December 31, 2003 in our common stock, the Standard & Poor’s 500 Composite Stock Index (S&P 500) and the SIC Code 3826 Index — Laboratory Analytical Instruments. Historically, we have not paid dividends on our common stock. However, the company will evaluate this policy on a periodic basis taking into account our results of operations, financial condition, capital requirements, the taxation of dividends to our shareholders, and other factors deemed relevant by our Board of Directors.

Comparison of Cumulative Total Return

Among Mettler-Toledo International Inc.,
the S&P 500 Index and SIC Code 3826 Index —
Laboratory Analytical Instruments

	12-31-1998	12-31-1999	12-31-2000	12-31-2001	12-31-2002	12-31-2003

Mettler-Toledo	$100	$136	$194	$185	$114	$150
S&P 500 Index	$100	$121	$110	$97	$76	$97
SIC Code 3826 Index	$100	$167	$298	$193	$102	$148

GENERAL INFORMATION

Compensation Committee Interlocks and Insider Participation

      The following Directors served on the Compensation Committee during the fiscal year ended December 31, 2003: John T. Dickson, Philip H. Geier and Thomas P. Salice. No member of the Compensation Committee was at any time during 2003 an officer or employee of the company or any of its subsidiaries.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that in the last year, all filing requirements applicable to our executive officers and Directors and greater than 10% shareholders were complied with.

Availability of Form 10-K and Annual Report to Shareholders

      Our Annual Report to shareholders for the fiscal year ended December 31, 2003, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

      Upon written request, we will furnish without charge to each person whose proxy is being solicited a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC. Requests in writing for copies of any such materials should be directed to the Treasurer, Mettler-Toledo, Inc., 1900 Polaris Parkway, Columbus, Ohio 43240-2020, USA.

Shareholder Proposals

      Shareholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for next year’s annual meeting no later than December 1, 2004. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the company. Proposals may be included in the proxy statement for next year’s annual meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and in connection with certain procedures described in our by-laws, a copy of which may be obtained from the Secretary of the company. Any proposal submitted outside the processes of these rules and regulations will be considered untimely for the purposes of Rule 14a-4 and Rule 14a-5.

Expenses of Solicitation

      The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by use of the mail, some of our officers, Directors and regular employees, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, Internet or other means. As is customary, we will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

Other Matters

      We know of no other matter to be brought before the annual meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their reasonable judgment.

APPENDIX A:

2004 EQUITY INCENTIVE PLAN

Mettler-Toledo International Inc.
2004 Equity Incentive Plan
(As Adopted                     )

1.   Purpose.

      The purpose of this Plan is to strengthen Mettler-Toledo International Inc., a Delaware corporation (the “Company”), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Options, Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units and Performance Shares, Share Awards and Stock Units (as each term is herein defined).

2.   Definitions.

      For purposes of the Plan:

      2.1   “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

      2.2   “Award” means a grant of Restricted Stock, Stock Units, Stock Appreciation Rights, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

      2.3   “Board” means the Board of Directors of the Company.

      2.4   “Cause” means: (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.4 shall not constitute “Cause.”

      2.5   “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

      2.6   A “Change in Control” shall mean the occurrence of any of the following:

            (a)   An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding Shares or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

            (b)   The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least one half (1/2) of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

            (c)   The consummation of:

(i) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least one half (1/2) of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(ii) A liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control shall actually have occurred.

      2.7   “Code” means the Internal Revenue Code of 1986, as amended.

      2.8   “Committee” means the Compensation Committee of the Board or any other committee of the Board, in either case, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

      2.9   “Director” means a director of the Company.

      2.10 “Disability” means a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

      2.11 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

      2.12 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

      2.13 “Effective Date” means the date determined by the Board in accordance with Section 19.3.

      2.14 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

      2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      2.16 “Fair Market Value” on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

      2.17 “Grantee” means a person to whom an Award has been granted under the Plan.

      2.18 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

      2.19 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

      2.20 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

      2.21 “Option” means a Nonqualified Stock Option or an Incentive Stock Option or both of them.

      2.22 “Optionee” means a person to whom an Option has been granted under the Plan.

      2.23 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      2.24 “Parent” means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

      2.25 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

      2.26 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

      2.27 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured, which period shall not be less than one year.

      2.28 “Performance Objectives” has the meaning set forth in Section 9.3.

      2.29 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.

      2.30 “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.

      2.31 “Plan” means the Mettler-Toledo International Inc. 2004 Equity Incentive Plan, as amended and restated from time to time.

      2.32 “Prior Plan” means the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan, as amended.

      2.33 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

      2.34 “Share Award” means an Award of Shares granted pursuant to Section 10.1.

      2.35 “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

      2.36 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

      2.37 “Stock Units” means a right granted to an Eligible Individual under Section 10.2 representing a number of hypothetical Shares.

      2.38 “Subsidiary” means (i) except as provided in (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

      2.39 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

3.   Administration.

      3.1   The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

      3.2   No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder.

      3.3   Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

            (a)   determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

            (b)   select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

            (c)   construe and interpret the Plan and the Options and Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

            (d)   determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

            (e)   exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

            (f)   generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      3.4   No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

4.   Stock Subject to the Plan; Grant Limitations.

      4.1   Subject to Section 12, the maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 3,500,000; provided however, that such number shall be increased by the number of shares subject to outstanding awards granted under the Prior Plan that would, but for the termination of the Prior Plan, become available for additional awards thereunder by reason of the expiration or termination of such award. Notwithstanding the foregoing, in no event will more than 2,100,000 Shares in the aggregate be made the subject of Restricted Stock Awards (other than shares of Restricted Stock made in settlement of Performance Units), Stock Units, Performance Awards and Share Awards. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

      The maximum number of Shares that may be the subject of Options and Awards granted to an Eligible Individual, and the maximum dollar amount that any Eligible Individual may receive in respect of Performance Units denominated in dollars, in each case in any calendar year period, may not exceed 3,500,000 Shares or its equivalent Fair Market Value in dollars. The number of Shares that may be awarded that are subject to Incentive Stock Options is 3,500,000.

      4.2   Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

            (a)   In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars, a Stock Appreciation Right related to an Option, or a Dividend Equivalent Right), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

            (b)   In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

            (c)   In connection with the granting of a Dividend Equivalent Right, the number of Shares available under Section 4.1 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards shall be reduced by the number of Shares so issued.

      4.3   Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon the settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued may again be the subject of Options or Awards granted hereunder.

      4.4   Director Grants. Grants of Options or Awards to a Director who is not an employee of the Company or any Subsidiary shall only be made upon such Director’s initial election or appointment to the Board or in payment in whole or in part of the Director’s annual retainer.

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

5.   Option Grants for Eligible Individuals.

      5.1   Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

      5.2   Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

      5.3   Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years and six (6) months from the date it is granted; provided, however, that unless the Committee provides otherwise an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years and six (6) months from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

      5.4   Vesting. Subject to Section 5.9, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

      5.5   Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

      5.6   Non-Transferability. Unless otherwise provided in an Agreement, or as may subsequently be determined by the Committee, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      5.7   Method of Exercise. The exercise of an Option shall be made in accordance with the Agreement pursuant to which the Option was granted and in accordance with such other procedures adopted by the Committee from time to time. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six

APPENDIX A:
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(6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine in the case of options that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise or other procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

      5.8   Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Optionee, a securities broker acting on behalf of the Optionee or such other nominee of the Optionee, and (c) the Optionee’s name, or the name of his or her broker or other nominee, shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

      5.9   Effect of Change in Control. Except as otherwise set forth in an Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event an Optionee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without cause within 12 months following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Optionee’s employment or service or (y) the expiration of the stated term of the Option.

6.   Stock Appreciation Rights.

      The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

      6.1   Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

      6.2   Stock Appreciation Right Related to an Option.

            (a)   Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

            (b)   Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with

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respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

            (c)   Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

      6.3   Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that the Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. The exercise price or manner in which the exercise price is to be determined for Stock Appreciation Rights unrelated to Options shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

      6.4   Non-Transferability. Unless otherwise set forth in an Agreement, or as may subsequently be determined by the Committee, no Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

      6.5   Method of Exercise. The exercise of a Stock Appreciation Right shall be made in accordance with the Agreement pursuant to which the Stock Appreciation Right was granted and in accordance with such other procedures adopted by the Committee from time to time.

      6.6   Form of Payment. Payment of the amount determined under Section 6.2(b) or 6.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

      6.7   Effect of Change in Control. Except as otherwise set forth in an Agreement, in the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In the event a Grantee’s employment with the Company is terminated without cause within 12 months following a Change in Control, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee’s employment shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the first anniversary of (x) the termination of the Grantee’s employment or (y) the expiration of the stated term of the Stock Appreciation Right.

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7.   Dividend Equivalent Rights.

      Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

8.   Restricted Stock.

      8.1   Grant; Minimum Vesting. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8. Awards of Restricted Stock shall vest over a period of not less than three years (1/3 per year for three years).

      8.2   Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

      8.3   Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

      8.4   Lapse of Restrictions.

            (a)   Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

            (b)   Effect of Change in Control. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control.

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      8.5   Treatment of Dividends. The Agreement evidencing an Award of Shares of Restricted Stock shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

      8.6   Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of the issuance of book entry shares to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

9.   Performance Awards.

      9.1   Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(a) and (b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

            (a)   Vesting and Forfeiture. Subject to Sections 9.3(c) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

            (b)   Payment of Awards. Subject to Section 9.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

      9.2   Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

            (a)   Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an

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escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

            (b)   Lapse of Restrictions. Subject to Sections 9.3(c) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

            (c)   Treatment of Dividends. The Agreement evidencing an Award of Performance Shares shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

            (d)   Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

      9.3   Performance Objectives.

            (a)   Establishment. Performance objectives for Performance Awards “Performance Objectives” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit, business segment or division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

•	earnings per share;

•	growth in earnings or earnings per share;

•	stock price;

•	return on equity or average shareowners’ equity;

•	total shareowner return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	revenue;

•	growth in revenue, including software and service revenue;

•	income or net income;

•	operating income or net operating income;

•	Adjusted Operating Income (defined as gross profit less research and development, selling general and administrative expenses and restructuring charges, before amortization, interest expense and other charges);

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•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	working capital management, including inventory turnover and days sales outstanding

•	market share;

•	entry into new markets, either geographically or by business line;

•	contract awards or backlog;

•	customer retention or customer satisfaction;

•	new product development;

•	overhead or other expense reduction;

•	growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index;

•	EVA (economic value added);

•	credit rating;

•	acquisition plan development and implementation;

•	strategic plan development and implementation, including turnaround plans;

•	leadership team development;

•	employee retention; and

•	improvement in workforce diversity.

The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

            (b)   Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

            (c)   Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

      9.4   Effect of Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee and set forth in the Agreement evidencing the Award:

            (a)   With respect to Performance Units, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to

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receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

            (b)   With respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the maximum level.

            (c)   The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of Awards (or portions thereof), if any, which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

      9.5   Non-transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10. Other Share-Based Awards.

      10.1 Share Awards. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

      10.2 Stock Units.

            (a)   Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.

            (b)   Payment of Awards. Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

            (c)   Effect of Change in Control. Unless otherwise provided in an Agreement, upon a Change in Control, Stock Units shall become fully vested.

      10.3. Minimum Vesting. Restricted Stock, Stock Units and Share Awards shall vest over a period of not less than three years (1/3 per year for three years), provided, however, that up to a total of 175,000 Shares may be awarded in the form of Restricted Stock, Stock Units or Share Awards with shorter or no vesting periods.

11. Effect of a Termination of Employment.

      The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

12. Adjustment Upon Changes in Capitalization.

      (a)   In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to

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which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year period, (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable and (v) the Performance Objectives.

      (b)   Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code and (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

      (c)   If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

13. Effect of Certain Transactions.

      Subject to Sections 5.9, 6.7, 8.4(b), 9.4 and 10.2(c) or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, and notwithstanding Sections 5.9 and 6.7, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 13 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

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14. Interpretation.

      (a)   The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      (b)   Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

15. Termination and Amendment of the Plan or Modification of Options and Awards.

      15.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

            (a)   no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

            (b)   to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

      15.2 Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

16. Non-Exclusivity of the Plan.

      Except as otherwise provided in Section 19.3, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17. Limitation of Liability.

      As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

      (a)   give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

      (b)   give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

      (c)   limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

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      (d)   be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18. Regulations and Other Approvals; Governing Law.

      18.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

      18.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      18.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

      18.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

      18.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19. Miscellaneous.

      19.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

      19.2 Withholding of Taxes. At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay

APPENDIX A:
2004 EQUITY INCENTIVE PLAN

Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

      19.3 Effective Date; Termination of Prior Plan. The effective date of this Plan (the “Effective Date”) shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board. The Prior Plan shall automatically terminate and no further awards shall be granted thereunder as of the date on which such shareholder approval of the Plan is obtained.

APPENDIX B: AUDIT COMMITTEE

PRE-APPROVAL POLICY FOR NON-AUDIT SERVICES

      For non-audit services, the categories of permissible services set out below are established.

•	If the project is in an approved category and less than $50,000 in fees, it is considered pre-approved by the Audit Committee. Specific projects in excess of this amount will be presented to the full Audit Committee for their advance approval.

•	On a quarterly basis, PwC will report actual fees to the Audit Committee and any proposals for non-audit services in the upcoming quarter.

      The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee.

      Each year, Company management and the independent auditor will each confirm to the Committee that every non-audit service being proposed is permissible and estimate a budget for the next year’s non-audit services.

Service	Summary of Service

Audit Related Services
Audit and attest services	Audit of consolidated financial statements and US pension and other employee benefit plans
Internal controls attestation
Other audit reports and special reports	Includes, among others:
Issuance of comfort letters (debt/equity offerings).
Separate audit reports, covenant compliance letters and other miscellaneous statutory reports (not included in recurring audit fees).
Special auditing procedures (as periodically requested by MT) including those addressing specific employee, customer or supplier related issues or business practices.
Other audit-related services	Generally includes discussions, review and testing of impact of new pronouncements, acquisition accounting, SEC matters and other topics
Financial due diligence	Assistance in financial due diligence, including review of financial statements and related data, review of opening balance sheet and purchase accounting, as well as review of existing accounting policies and procedures
Control reviews — IT	Review of IT controls related to business processes, IT security and controls and other general IT areas

B-1

APPENDIX B: AUDIT COMMITTEE
PRE-APPROVAL POLICY FOR NON-AUDIT SERVICES

Service	Summary of Service

Tax Related Services
Corporate Tax Services
International and US (federal and state) tax compliance	Assistance with tax return preparation, review, and tax examinations. Compliance review on various matters including foreign and US (federal, state and local) income tax, tax accounting, VAT, and sales/use taxes.
International and US (federal and state) tax planning	Tax planning and consulting on various matters including, foreign and US (federal, state and local) income, R&D tax credits, VAT, sales/use taxes, excise taxes, transfer pricing and other miscellaneous matters
Pension/ Benefit Compliance Services
Retirement plans review and support on implementation and unification of plans	Compliance review of existing qualified MT retirement plans as well as support on implementation of new plans and unification of existing plans to ensure plans remain in compliance with statutory and tax reporting requirements

B-2

PROXY

METTLER-TOLEDO INTERNATIONAL INC.
Proxy for Annual Meeting of Shareholders
May 6, 2004

This proxy is solicited on behalf of Mettler-Toledo International Inc.’s Board of Directors

     The undersigned hereby appoints Robert F. Spoerry and Dennis W. Braun, and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Mettler-Toledo International Inc. common stock which the undersigned may be entitled to vote at the 2004 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held in New York, New York on Thursday, May 6, 2004 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. IF THIS PROXY IS SIGNED BUT NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 THROUGH 3 in their discretion, and the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued and to be signed on other side)

Address Change / Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your vote as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 3

ITEM NO. 1
ELECTION OF DIRECTORS

FOR all nominees	WITHHOLD AUTHORITY	01 Robert F. Spoerry,
listed to the right	to vote for all nominees	02 Philip Caldwell,
(except as noted	listed to the right	03 John T. Dickson,
below)		04 Philip H. Geier,
05 John D. Macomber,
06 Hans Ulrich Maerki,
07 George M. Milne,
08 Thomas P. Salice

*Instruction: To withhold authority from any individual nominee(s), write the nominee(s) name on the line provided below.

ITEM NO. 2
APPROVAL OF AUDITORS

FOR	AGAINST	ABSTAIN

ITEM NO. 3
APPROVAL OF 2004 EQUITY INCENTIVE PLAN

FOR	AGAINST	ABSTAIN

ADDRESS CHANGE	☐
Please mark this box if you have
address changes

Receipt is hereby acknowledged of the Mettler-Toledo International Inc. Notice of Meeting and Proxy Statement
PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED
ENVELOPE

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature _______________________________	Signature __________________________________	Date ________________

NOTE. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail